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                                                                  Exhibit 99.2
REPUBLIC INDUSTRIES, INC.


                                                200 East Las Olas Boulevard
                                                Suite 1400
                                                Fort Lauderdale, Florida 33301
                                                954-627-6000
                                                954-779-3884 FAX


FOR IMMEDIATE RELEASE                        CONTACT: J. RONALD CASTELL
- ---------------------                                 REPUBLIC INDUSTRIES, INC.
                                                      (954) 627-6061


         REPUBLIC INDUSTRIES, INC. SIGNS DEFINITIVE AGREEMENT WITH
                     CONTINENTAL WASTE INDUSTRIES, INC.


        Ft. Lauderdale, Florida (June 28, 1996)--Republic Industries, Inc. (NASDAQ:RWIN) today announced that it has signed a definitive agreement to acquire Continental Waste Industries, Inc. (NASDAQ:CONT) in a stock-for-stock transaction on the terms previously announced. The proposed transaction, which the parties anticipate will close in the third quarter, is subject to final approval by the stockholders of Continental and other customary closing conditions including receipt of regulatory approvals.

        Republic is a diversified company operating in the solid waste and electronic security services industries. The Company is expanding into the automotive industry.